Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No.333-140083 on Form S-8 of our reports dated October 23, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the recognition and measurement methods under Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109” and the change of reporting currency from Renminbi to United States dollars), relating to the consolidated financial statements and financial statement schedule of New Oriental Education & Technology Group Inc., its subsidiaries and its variable interest entity (collectively, the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended May 31, 2008.

Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the People’s Republic of China

October 23, 2008

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